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TOYOTA MOTOR CREDIT CORPORATION
Servicer's Certificate—Toyota Auto Lease Trust 1998-C
Distribution Date of July 25, 2001 for the Collection Period of June 1, 2001 through June 30, 2001

Pool Data—Original Deal Parameters
Aggregate Net Investment Value (ANIV)	749,988,732.51
Discounted Principal Balance	749,988,732.51
Servicer Advance	1,324,812.20
Servicer Payahead	1,260,008.73
Number of Contracts	34,185
Weighted Average Lease Rate	6.81%
Weighted Average Remaining Term	33.8
Servicing Fee Percentage	1.00%
Pool Data—Current Month
Aggregate Net Investment Value	398,998,583.11 ^
Discounted Principal Balance	324,853,719.88 ^
Servicer Advances	1,981,087.74
Servicer Pay Ahead Balance	3,635,842.82
Maturity Advances Outstanding	—
Number of Current Contracts	24,792 ^
Weighted Average Lease Rate	6.79%
Weighted Average Remaining Term	3.3

Reserve Fund:
Initial Deposit Amount	28,124,577.47
Initial Specified Reserve Fund Percentage	9.44%
Prior Month Specified Reserve Fund Balance	70,761,436.91
Current Month Specified Reserve Fund Balance	70,761,436.91
	Class A Amount		Class B Amount	Total Amount
Beginning Balance	69,665,686.91		1,095,750.00	70,761,436.91
Withdrawal Amount	5,870,076.88	^	—	5,870,076.88	^
Cash Capital Contribution
Reimbursement Prior Transferor Excess Released	3,046,194.23	^		3,046,194.23	^
Transferor Excess	787,674.62	^		787,674.62	^

Reserve Fund Balance Prior to Release	67,629,478.88		1,095,750.00	68,725,228.88
Specified Reserve Fund Balance	69,665,686.91		1,095,750.00	70,761,436.91

Release to Transferor	—		—	—
Ending Reserve Fund Balance	67,629,478.88		1,095,750.00	68,725,228.88
Prior Cumulative Withdrawal Amount	—		—	—
Cumulative Withdrawal Amount	5,870,076.88		—	5,870,076.88

Liquidation of Charge-offs and Repossessions:	Vehicles
Liquidated Contracts	119
Discounted Principal Balance		1,821,310.64
Net Liquidation Proceeds		(1,581,428.60)
Recoveries—Previously Liquidated Contracts		(12,417.50)

Aggregate Credit Losses for the Collection Period		227,464.54

Cumulative Credit Losses for all Periods		6,578,808.23

Repossessed in Current Period	33
Ratio of Net Credit Losses to the Average Pool Balance for Each Collection Period:		Annualized Average Charge-Off Rate
Second Preceding Collection Period		0.54	%^
First Preceding Collection Period		0.35	%^
Current Collection Period		0.64%

Condition (i)i (Charge-off Rate)
Three Month Average		0.51	%^
Charge-off Rate Indicator (> 1.25%)	condition not met

Delinquent Contracts:	Percent	Accounts	Percent	ANIV

31-60 Days Delinquent	4.22%	1046	3.93%	15,678,991.74
61-90 Days Delinquent	0.30%	75	0.28%	1,128,423.70
Over 90 Days Delinquent	0.07%	18	0.09%	357,325.41

Total Delinquencies		1,139		17,164,740.85

Ratio of Number of Contracts Delinquent 60 Days or More to the Outstanding Number of Receivables as of Each Collection Period (Includes Repossessions):
Second Preceding Collection Period				0.20	%^
First Preceding Collection Period				0.27	%^
Current Collection Period				0.38%

Condition (ii) (Delinquency Percentage)
Three Month Average				0.28	%^
Delinquency Percentage Indicator (> 1.25%)	condition not met

Residual Value (Gain) Loss:	Vehicles
Matured Lease Vehicle Inventory Sold June	816		13,355,543.35

Matured Lease Vehicle Inventory Sold (cum adj.)	706	^	9,582,685.24	^

Net Liquidation Proceeds			(11,697,771.34)

Net Residual Value (Gain) Loss June			1,657,772.01
Net Residual Value (Gain) Loss (cum adj.)			9,582,685.24	^

Cumulative Residual Value (Gain) Loss all periods			14,001,481.79	^

Matured Vehicles Sold for each Collection Period:	Number Sold		Scheduled Maturities	Sale Ratio		Average Net Liquidation Proceeds		Average Residual Value
Second Preceding Collection Period	172	^	14	100.00	%^	13,212.71	^	14,766.69	^
First Preceding Collection Period	394	^	28	100.00	%^	13,082.39	^	14,400.44	^
Current Collection Period	1,300		8,740	14.87%		13,535.01		15,166.74
Three Month Average						13,409.73	^	14,968.07	^
Ratio of Three Month Average Net Liquidation Proceeds to Average Residual Value								89.59	%^

Condition (iii) (Residual Value Test)	Current Period Amount/Ratio		Test Met?

a) Number of Vehicles Sold > 25% of Scheduled Maturities	14.87%		NO
b) Number of Scheduled Maturities > 500	8,740		YES
c) 3 Month Average Matured Leased Vehicle Proceeds <75% of Avg. Residual Values	89.59	%^	NO
Residual Value Indicator (condition met if tests a, b and c = YES)	condition not met

Specified Reserve Fund Balance Calculation

The Specified Reserve Fund Balance (SRFB) is $70,761,436.91, however, the SRFB must not be more than the lesser of (1) or (2)

  (1)
  Adjusted Notional Balance of Classes due to the Investor Certificates
  (2)
  The greater of a) or b)
  a)
  20% of aggregate residual value not matured and sold as of the last day of the collection period.
  b)
  $41,249,380.29, or $48,749,267.61 if the three month average Charge-off Rate Test, or the three month average Delinquency Percentage Test, or the Residual Value Test is met.

^
A reclassification of amounts associated with certain lease terminations from prior reporting periods has resulted in (i) the need to redeposit some amounts previously paid to the Transferor and (ii) changes to the previously reported figures for the indicated items, which changes are reflected in the figures for the current period in this Servicer Certificate in a manner that reflects the cumulative effects of these reclassifications.

TOYOTA MOTOR CREDIT CORPORATION

Servicer's Certificate—Toyota Auto Lease Trust 1998-C
Distribution Date of July 25, 2001 for the Collection Period of June 1, 2001 through June 30, 2001

			Certificate Balance								Transfer Interest
						Class A-1 Balance	Class A-2 Balance		Class A-3 Balance	Class B Balance
	Total		Percent	Balance							Interest	Principal

Interest:			98.00%								2.00%
Interest Collections	7,691,829.68
Net Investment Income	432,171.46
Non-recoverable Advances	(91,701.43)

Available Interest	8,032,299.71			7,847,129.31		—	6,100,927.46		1,046,283.91	699,917.94	185,170.40
Class A1, A2, A3 Notional Interest Accrual Amount	(2,246,270.75)			(2,246,270.75)		—	(1,914,848.75)		(331,422.00)
Unreimbursed A1, A2, A3 Interest Shortfall	—			—		—	—		—
Interest Accrual for Adjusted Class B Certificate Bal.	(282,419.42)			(282,419.42)						(282,419.42)
Class B Interest Carryover Shortfall	—			—						—
Servicer's Fee	(384,529.17)			(375,160.45)							(9,368.72)
Capped Expenses	(27,239.69)			(26,576.02)							(663.67)
Interest Accrual on Class B. Cert. Prin. Loss Amt.	—			—						—
Uncapped Expenses	—			—							—

Total Unallocated Interest	5,091,840.68			4,916,702.67							175,138.01
Excess Interest to Transferor	—			(4,916,702.67)							4,916,702.67

Net Interest Collections Available	5,091,840.68			—							5,091,840.68

Losses Allocable to Investors' Certificates:
Current Month Losses:	(1,839,304.43)										(1,839,304.43)
Cumulative Adjustment:	(9,349,211.59	)^									(9,349,211.59)^
Accelerated Principal Distribution:	—										—

Deposit to Reserve Fund:	787,674.62	^									(6,096,675.34)^

Withdrawal from Reserve Fund:	5,870,076.88	^
Reimbursement/Deposit from Transferor Prin:	1,014,273.08	^
Net withdrawal from the Reserve Fund:	5,082,402.26	^
Principal:
Current Loss Amount	(11,467,921.79	)^		(11,188,516.02	)^	—	(11,188,516.02	)^	—	—		(279,405.77	)^
Loss Reimbursement from Transferor	5,318,439.14	^		5,318,439.14	^	—	5,318,439.14	^	—	—	(5,318,439.14)^
Loss Reimbursement from Reserve Fund	5,870,076.88	^		5,870,076.88	^	—	5,870,076.88	^	—	—

Total	(279,405.77	)^		—		—	—		—	—		(279,405.77	)^
Class A Certificate Principal Loss Amounts
Beginning Balance	—
Current increase (decrease)	—

Ending Balance	—
Class A Interest Subordinated
Beginning Balance	—
Current increase (decrease)	—

Ending Balance	—
Class B Certificate Principal Loss Amounts
Beginning Balance	—
Current increase (decrease)	—

Ending Balance	—
Class B Interest Subordinated:
Beginning Balance	—
Current increase (decrease)	—

Ending Balance	—
Principal Distributions/Allocations:
Distribution—Current Period	—			—		—	—		—	—		—
Allocations—Current Period	61,142,739.50	^		61,142,739.50	^	—	61,142,739.50	^	—	—
Allocations—Accelerated Principal Distribution	—			—		—	—		—	—
Allocations—Not Disbursed Beginning of Period	95,807,454.21			95,807,454.21		—	95,807,454.21		—	—
Allocations—Not Disbursed End of Period	156,950,193.71	^		156,950,193.71	^	—	156,950,193.71	^	—	—
Interest Distributions/Allocations:
Distribution—Current Period	—			—		—	—		—	—	—
Allocations—Current Period	2,528,690.17			2,528,690.17		—	1,914,848.75		331,422.00	282,419.42
Allocations—Not Disbursed Beginning of Period	—			—		—	—		—	—
Allocations—Not Disbursed End of Period	2,528,690.17			2,528,690.17		—	1,914,848.75		331,422.00	282,419.42
Due To Trust—Current Period:				—
Total Deposit to/ (Withdrawal from) Reserve Fund	(5,082,402.26	)^
Due To Trust	63,239,258.21			63,239,258.21		—	62,721,586.81		273,799.14	243,872.26	—	—

Total Due To Trust	58,156,855.95			63,239,258.21		—	62,721,586.81		273,799.14	243,872.26	—	—

TOYOTA MOTOR CREDIT CORPORATION Servicer's Certificate—Toyota Auto Lease Trust 1998-C Distribution Date of July 25, 2001 for the Collection Period of June 1, 2001 through June 30, 2001
			Certificate Balance			Class A-1		Class A-2			Class A-3			Class B
																Transfer Interest Balance
	Total		Percent	Balance		Percent	Balance	Percent	Balance		Percent	Balance		Percent	Balance

Original Deal Parameter
Aggregate Net Investment Value (ANIV)	749,988,732.51
Discounted Principal Balance	749,988,732.51
Initial Notional/Certificate Balance	—		100.00%	735,000,000.00		25.71%	189,000,000.00	57.76%	424,500,000.00		9.90%	72,800,000.00		6.63%	48,700,000.00	14,988,732.51
Percent of ANIV				98.00%			25.20%		56.60%			9.71%			6.49%	2.00%
Certificate Factor				1.0000000			1.0000000		1.0000000			1.0000000			1.0000000
Notional/Certificate Rate							5.2650%		5.4130%			5.4630%			6.9590%
Target Maturity Date							December 25, 2000		December 25, 2001			March 25, 2002			December 25, 2003
Servicer Advance	1,324,812.20
Servicer Payahead	1,260,008.73
Number of Contracts	34,185
Weighted Average Lease Rate	6.81%
Weighted Average Remaining Term	33.8
Servicing Fee Percentage	1.00%
Pool Data Prior Month
Aggregate Net Investment Value	461,435,001.46
Maturity Advances Outstanding	—
ANIV Net of Maturity Advance **	461,435,001.46
Discounted Principal Balance	433,457,503.44
Notional/Certificate Balance				546,000,000.00			—		424,500,000.00			72,800,000.00			48,700,000.00	11,242,455.67
Adjusted Notional/Certificate Balance				450,192,545.79			—		328,692,545.79			72,800,000.00			48,700,000.00	11,242,455.67
Percent of ANIV				97.56%			0.00%		71.23%			15.78%			10.55%	2.44%
Certificate Factor				1.0000000			—		1.0000000			1.0000000			1.0000000
Servicer Advances	1,873,783.67
Servicer Pay Ahead Balance	2,604,505.63
Number of Current Contracts	28,531
Weighted Average Lease Rate	6.78%
Weighted Average Remaining Term	3.9
Pool Data Current Month
Aggregate Net Investment Value	398,998,583.11	^
Maturity Advances Outstanding	—
ANIV Net of Maturity Advance **	398,998,583.11	^
Discounted Principal Balance	324,853,719.88	^
Notional/Certificate Balance				546,000,000.00	^		0.00		424,500,000.00	^		72,800,000.00	^		48,700,000.00	9,948,776.82	^
Adjusted Notional/Certificate Balance				389,049,806.29	^		0.00		267,549,806.29	^		72,800,000.00	^		48,700,000.00	9,948,776.82	^
Percent of ANIV				97.51	%^		0.00%		67.06	%^		18.25	%^		12.21%^	2.49	%^
Certificate Factor				1.0000000			—		1.0000000			1.0000000			1.0000000
Servicer Advances	1,981,087.74
Servicer Pay Ahead Balance	3,635,842.82
Number of Current Contracts	24,792	^
Weighted Average Lease Rate	6.79%
Weighted Average Remaining Term	3.3
Prior Certificate Interest Payment Date	June 25, 2001
Next Certificate Interest Payment Date	September 25, 2001		** Strictly for purposes of calculating Transferors Interest.

Current Month Collection Activity	Vehicles
Principal Collections		5,233,492.57
Prepayments in Full	2058	31,860,306.81
Reallocation Payment	40	583,079.74
Interest Collections		7,691,829.68
Net Liquidation Proceeds and Recoveries		1,593,846.10
Net Liquidation Proceeds—Vehicle Sales		11,697,771.34	^
Non-Recoverable Advances		(91,701.43)

Total Available		58,568,624.81
Capped and Uncapped Expenses:	Amount	Annual Amount
Total Capped Expenses Paid	27,239.69	163,438.14
Total Uncapped Expenses Paid	—	—
Capped and Uncapped Expenses Due	—	—
Servicer's Fee Due:
Servicer's Fee Shortfall Carryforward	—
Servicer's Fee Due Current Period	384,529.17
Servicer's Fee Paid	384,529.17
Servicer's Fee Balance Due	—
Supplemental Servicer's Fees	47,047.04
Revolving Period:	Vehicles	Amount
Beginning Unreinvested Principal Collections		—
Principal Collections & Liquidated Contracts		—
Allocation to Subsequent Contracts	0	—

Ending Unreinvested Principal Collections		—

TOYOTA MOTOR CREDIT CORPORATION

Servicer's Certificate—Toyota Auto Lease Trust 1998-C

Distribution Date of July 25, 2001 for the Collection Period of June 1, 2001 through June 30, 2001

	Class A-1 Balance	Class A-2 Balance	Class A-3 Balance	Class B Balance	Total Class Balance

Interest Rate
Three Month LIBOR +		0.27%	0.32%	2.00%
Principal Payments
Principal Payment due to Investors
Ending Certificate Balance		424,500,000.00	72,800,000.00	48,700,000.00	546,000,000.00
Interest Payments
Class Interest Rate for Current Interest Period
Interest Calculation for Current Interest Period					—
At Certificate Payment Date:
Paid to Swap Counterparty	—				—
Due to Swap Counterparty	—				—
Proration %	0.00%				—
Interest Due to Investors					—
Interest Payment to Investors					—
Net Settlement due to / (receive by) Swap Counterparty					—
Total Payment to Investors (Principal and Interest)					—
Swap Shortfall
Prior Swap Interest Shortfall Carryover	—	—	—	—	—
Swap Interest Shortfall Inc/(Dec) This Period	—	—	—	—	—
Swap Swap Interest Shortfall Carryover	—	—	—	—	—
Interest Reset
Interest Rate		4.00875%	4.05875%	5.73875%
Number of Days		92	92	92
Interest for Succeeding Certificate Payment Date		4,348,825.63	755,107.89	714,219.32	5,818,152.84

I hereby certify to the best of my knowledge that the
servicing report provided is true and correct.

/s/ ANGELA BROWN Angela Brown ABS Accounting Manager

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TOYOTA MOTOR CREDIT CORPORATION Servicer's Certificate—Toyota Auto Lease Trust 1998-C Distribution Date of July 25, 2001 for the Collection Period of June 1, 2001 through June 30, 2001